Exhibit D.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A Common Stock, $0.01 par value, of Madison Square Garden Entertainment Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: February 27, 2026

/s/ James L. Dolan
James L. Dolan

*
Kathleen M. Dolan

*
Marianne Dolan Weber

*
Deborah A. Dolan-Sweeney

**
Patrick F. Dolan

*
Corby Dolan Leinauer

*
Mary S. Dolan

Charles F. Dolan Children Trust FBO Kathleen M. Dolan

Charles F. Dolan Children Trust FBO James L. Dolan

*
By: Kathleen M. Dolan, Trustee

/s/ Paul J. Dolan
By: Paul J. Dolan, Trustee

Charles F. Dolan Children Trust FBO Marianne Dolan Weber

Charles F. Dolan Children Trust FBO Thomas C. Dolan

*
By: Kathleen M. Dolan, Trustee

*
By: Matthew J. Dolan, Trustee

Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney

*
By: Kathleen M. Dolan, Trustee

*
By: Mary S. Dolan, Trustee

CHARLES F. DoLAN 2009 Family Trust FBO Kathleen M. Dolan

CHARLES F. DoLAN 2009 Family Trust FBO Deborah A. Dolan-Sweeney

CHARLES F. DoLAN 2009 Family Trust FBO Marianne E. Dolan Weber

CHARLES F. DoLAN 2009 Family Trust FBO Thomas C. Dolan

CHARLES F. DoLAN 2009 Family Trust FBO James L. Dolan

CHARLES F. DOLAN 2009 FAMILY TRUST FBO PATRICK F. DOLAN

*
By: Mary S. Dolan, Trustee

*
By: Corby Dolan Leinauer, Trustee

Ryan Dolan 1989 Trust

Tara Dolan 1989 Trust

*
By: Kathleen M. Dolan, Trustee

CFD 2010 GRANDCHILDREN TRUST FBO DESCENDANTS OF MARIANNE E. DOLAN WEBER

*
By: Mary S. Dolan, Trustee

*
By: Corby Dolan Leinauer, Trustee

KATHLEEN M. DOLAN 2012 DESCENDANTS TRUST

/s/ Paul J. Dolan
By: Paul J. Dolan, Trustee

*
By: Mary S. Dolan, Trustee

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
as Attorney-in-Fact

**By:	/s/ Dennis H. Javer
Dennis H. Javer
as Attorney-in-Fact